PROXY

            THE READER'S DIGEST ASSOCIATION, INC.

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints each of Lynne V. Cheney, James E. Preston and Thomas O. Ryder as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Class B Voting Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 13, 1998, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposals described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting.

      Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

         THE PROXY IS CONTINUED ON THE REVERSE SIDE.

    PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

____________________________________________________________
(back of card)

The Board of Directors recommends a vote FOR
Proposals 1 and 2.
                                                                     WITHHELD
                                                           FOR       FOR ALL
1.  ELECTION OF DIRECTORS
    Nominees: Thomas O. Ryder, Lynne V. Cheney,
    M. Christine DeVita, George V. Grune,
    James E. Preston, Lawrence R. Ricciardi,
    C.J. Silas, William J. White

WITHHELD FOR: (Write that nominee's name in the space provided below.)

_______________________________________________

2.  Amendment of the 1994 Key Employee Long             FOR  AGAINST  ABSTAIN
Term Incentive Plan to increase the number of stock options awardable to a participant and to provide for transferable stock options.

The Board of Directors recommends a vote AGAINST
Proposals 3 and 4.

3.  Stockholder proposal to limit to two the number     FOR  AGAINST  ABSTAIN
of Company Directors affiliated with foundations.

4.  Stockholder proposal to retain an investment        FOR  AGAINST  ABSTAIN
banker to develop a plan for recapitalization of voting rights.

                                                 Receipt is hereby acknowledged
                                                 of The Reader's Digest
                                                 Association, Inc. Notice of
                                                 Meeting and Proxy Statement.

Signature(s)                                     Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.